Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated March 23, 2018 relating to the consolidated financial statements of Aradigm Corporation included in Aradigm Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, which report is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

November 30, 2018